UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): October 21, 2008


                              TARRANT APPAREL GROUP
               (Exact Name of Registrant as Specified in Charter)


         CALIFORNIA                   0-26006                   95-4181026
(State or Other Jurisdiction        (Commission              (I.R.S. Employer
      of Incorporation)             File Number)             Identification No.)


              3151 EAST WASHINGTON BOULEVARD
                  LOS ANGELES, CALIFORNIA                        90023
         (Address of Principal Executive Offices)              (Zip Code)


                                 (323) 780-8250
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


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ITEM 3.01 NOTICE OF DELISTING  OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR
          STANDARD; TRANSFER OF LISTING

         On October 21, 2008, we received written notification that NASDAQ has suspended its bid price and market value of publicly held shares requirements for continued listing on the exchange through Friday, January 16, 2009.

         On October 2, 2008, we received a Nasdaq Staff Determination Letter indicating that we had failed to comply with the $1.00 minimum bid price requirement for continued listing set forth in Marketplace Rules 4310(c)(4), and that our securities were therefore subject to delisting from The Nasdaq Global Market. On October 3, 2008, we requested a written hearing before a Nasdaq Listing Qualifications Panel to review the Staff's determination. The hearing, which was scheduled for November 20, 2008, has been cancelled.

         NASDAQ will not take any action through January 16, 2009 to delist Tarrant Apparel Group for the bid price deficiency. If we are still deficient in bid price at the close of business on January 16, 2009, NASDAQ will contact us to reschedule a hearing before a Nasdaq Listing Qualifications Panel.

         On October 21, 2008, we issued a press release announcing the NASDAQ minimum bid price suspension. A copy of the press release is being furnished as
Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  The following exhibits are filed herewith:

                  EXHIBIT
                  NUMBER     DESCRIPTION
                  -------    -----------

                  99.1 Press Release dated October 21, 2008, published by Tarrant Apparel Group.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     TARRANT APPAREL GROUP



Date:  October 21, 2008              By:     /S/ PATRICK CHOW
                                          -------------------------------------
                                          Patrick Chow, Chief Financial Officer


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